Exhibit 99.1

Exelis reports fourth-quarter and full-year 2013 financial results; provides financial guidance for 2014

  $5.3 billion in 2013 orders, a 10 percent increase over full-year 2012
  2013 funded backlog increased to $3.4 billion, a 17 percent increase over full-year 2012
  Full-year 2013 earnings of $1.46 per share; adjusted earnings of $1.50 per share
  Funded status of pension improves by more than 35%

MCLEAN, Va.--(BUSINESS WIRE)--February 28, 2014--Exelis (NYSE: XLS) reported 2013 financial results for the fourth quarter and full year of 2013. Fourth-quarter revenue was $1.2 billion, a 9 percent decrease from the fourth quarter of 2012. Fourth-quarter earnings were $0.41 per share, a 9 percent decrease from the fourth quarter of 2012. Adjusted earnings, which exclude costs related to the pending spin-off of Exelis Mission Systems and a tax-related item related to the 2011 spin-off from ITT Corporation, were $0.44 per share for the fourth quarter, a 6 percent decrease from the same period in 2012. The company generated $173 million in free cash flow in the fourth quarter of 2013.

For the full-year 2013, Exelis reported revenue of $4.8 billion, a 13 percent decline from 2012, and earnings of $1.46 per share, a 17 percent decrease compared to 2012. Adjusted earnings were $1.50 per share, down 19 percent from 2012. Earnings and adjusted earnings for the full year were driven by lower sales volumes and increased restructuring expenses of $83 million, partially offset by increased profitability in the Information & Technical Services segment. Free cash flow for the year was $234 million, which reflects approximately $200 million in payments made by the company to its pension plans.

The company secured $5.3 billion in orders in 2013, earning significant new business within our four Strategic Growth Platforms, extending key existing contracts, and continuing steady orders in our more mature business areas. International orders for the full-year increased 50 percent over 2012. Key contract awards included:

  A contract with South Korea for an advanced geostationary weather imager to support the country’s forecasting capabilities
  An award to supply electronic support measure (ESM) suites to several classes of Royal Australian Navy ships
  An order from the U.S. Navy for a second production lot of Exelis AN/AQ-214 jammers, a key electronic warfare subsystem on U.S. and Australian F/A-18 aircraft

  Long-term commercial agreements from Boeing to produce the composite airframe substructure for the 787 Dreamliner, and to continue producing composite tanks for several of its aircraft series
  A contract extension from the Jet Propulsion Laboratory for maintenance, operations and engineering services for NASA’s Deep Space Network
  Nearly $300 million in orders for night vision and communications equipment from a variety of international customers.

“In 2013, we proactively and significantly restructured our business to improve operational efficiency and focus on the emerging needs of customers in the global C4ISR, aerospace and information solutions markets,” said Exelis CEO and President David F. Melcher. “We believe that these steps, our solid backlog and the execution of the planned spin-off of our Mission Systems business have put in place the foundation for Exelis to better serve our customers and provide greater value for shareholders in 2014.”

Segment Results

C4ISR Electronics and Systems

C4ISR Electronics and Systems fourth-quarter 2013 revenue was $621million, up 3 percent from the same period in 2012. Full-year revenue for the segment was $2.1 billion, down 14 percent compared to 2012 as declines in sales of legacy domestic night vision goggles, commercial imagery payloads and IED jammers were offset partially by strong international electronic warfare equipment sales. Fourth-quarter 2013 adjusted operating income was $94 million, up 1 percent from the fourth quarter of 2012. Full-year 2013 adjusted operating income was $222 million, a decline of 39 percent from 2012, driven by lower sales volumes, as well as restructuring expenses, which the company expects should positively impact profitability in 2014.

Information and Technical Services

Information and Technical Services fourth-quarter 2013 revenue was $618 million, a decrease of 18 percent from the same period in 2012. Full-year revenue for the segment was $2.7 billion, a 12 percent decline from 2012, driven by slowing in Middle East and Afghanistan programs associated with reduced U.S. military presence in those regions. Fourth-quarter adjusted operating income was $56 million, up 14 percent from the fourth quarter of 2012. Full-year 2013 adjusted operating income was $262 million, 17 percent higher than 2012 due to improved contract performance and operational efficiencies.

2014 Guidance

Sales	≈$4.6 billion
Adjusted Operating Margin	≈11%
Adjusted Earnings Per Share	$1.52 - $1.59
Free Cash Flow	≈$250 million

The company's 2014 financial guidance is based on the spending levels provided for in the Bipartisan Budget Act of 2013 and the Consolidated Appropriations Act of 2014. The guidance assumes no disruption or cancellation of any of our significant programs and no disruption or shutdown of government operations resulting from a federal government debt ceiling breach.

The company’s 2014 financial guidance includes approximately $20 million of projected restructuring expense. The company also expects approximately $25 million of expenses related to the planned spin-off of its Mission Systems business into a separate publicly traded company. FAS post-retirement expense for the year is projected in the range of $60 million - $70 million, at the midpoint a decrease of $22 million from the prior year. The company anticipates generating free cash flow of approximately $250 million after making pension contributions in the range of $185 million to $200 million.

The company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call Today

Exelis senior management will host a conference call for investors today at 10 a.m. Eastern Standard Time to review fourth-quarter and full-year 2013 results and 2014 guidance, as well as to answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.exelisinc.com/investors.

About Exelis

Exelis is a diversified, top-tier global aerospace, defense, information and services company that leverages a 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. We are a leader in positioning and navigation, sensors, air traffic management solutions, image processing and distribution, communications and information systems; and focused on strategic growth in the areas of critical networks, ISR and analytics, electronic warfare and composite aerostructures. Headquartered in McLean, Va., Exelis employs about 17,000 people and generated 2013 sales of $4.8 billion. For more information, visit our website at www.exelisinc.com or connect with us on Facebook, Twitter and YouTube.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Some of the information included herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “may,” “could,” “outlook” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to:

  Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. government or international defense budgets;

  Government regulations and compliance therewith, including changes to the Department of Defense procurement process;
  Our international operations, including sales to foreign customers;
  Competition, industry capacity and production rates;
  Misconduct of our employees, subcontractors, agents and business partners;
  The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;
  Changes in interest rates and other factors that affect earnings and cash flows;
  The mix of our contracts and programs, our performance, and our ability to control costs;
  Governmental investigations;
  Our level of indebtedness and our ability to make payments on or service our indebtedness;
  Subcontractor performance;
  Economic and capital markets conditions;
  The availability and pricing of raw materials and components;
  Ability to retain and recruit qualified personnel;
  Protection of intellectual property rights;
  Changes in technology;
  Contingencies related to actual or alleged environmental contamination, claims and concerns;
  Security breaches and other disruptions to our information technology and operations;
  Our ability to execute our internal performance plans including restructuring, productivity improvements and cost reduction initiatives;
  Unanticipated changes in our tax provisions or exposure to additional income tax liabilities; and
  Ability to execute our internal performance plans, including restructuring, productivity and cost-reduction initiatives.

The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2013, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

EXELIS INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(preliminary and unaudited)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	Year ended December 31,
	2013	2012	2011
Product revenue	$2,136	$2,487	$2,817
Service revenue	2,680	3,035	3,022
Total revenue	4,816	5,522	5,839
Costs of product revenue	1,517	1,726	1,933
Costs of service revenue	2,231	2,633	2,683
Selling, general and administrative expenses	455	516	566
Research and development expenses	54	67	99
Restructuring and asset impairment charges	83	19	23
Operating income	476	561	535
Interest expense, net	37	37	10
Other expense (income), net	2	3	(12)
Income from continuing operations before income tax expense	437	521	537
Income tax expense	156	191	211
Net income	$281	$330	$326
Earnings Per Share
Basic
Net income	$1.49	$1.76	$1.75
Diluted
Net income	$1.46	$1.75	$1.75
Weighted average common shares – basic	188.5	187.4	186.2
Weighted average common shares – diluted	192.0	188.6	186.7
Cash dividends declared per common share	$0.41	$0.41	$0.10

EXELIS INC.
CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(IN MILLIONS)	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$469	$292
Receivables, net	939	995
Inventories, net	246	283
Deferred tax asset	16	85
Other current assets	70	58
Total current assets	1,740	1,713
Plant, property and equipment, net	498	512
Goodwill	2,184	2,180
Other intangible assets, net	167	184
Deferred tax asset	216	556
Other non-current assets	79	67
Total non-current assets	3,144	3,499
Total assets	$4,884	$5,212
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$367	$444
Advance payments and billings in excess of costs	301	322
Compensation and other employee benefits	216	246
Other accrued liabilities	160	203
Total current liabilities	1,044	1,215
Defined benefit plans	1,407	2,203
Long-term debt	649	649
Deferred tax liability	2	1
Other non-current liabilities	130	128
Total non-current liabilities	2,188	2,981
Total liabilities	3,232	4,196
Commitments and contingencies
Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,623	2,575
Treasury stock	(16)	—
Retained earnings	475	274
Accumulated other comprehensive loss	(1,432)	(1,835)
Total shareholders' equity	1,652	1,016
Total liabilities and shareholders' equity	$4,884	$5,212

EXELIS INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

(IN MILLIONS)	Year Ended December 31,
	2013	2012	2011
Operating activities
Net income	$281	$330	$326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110	130	133
Stock-based compensation	32	24	18
Restructuring and asset impairment charges	83	19	23
Payments for restructuring	(58)	(20)	(19)
Defined benefit plans expense	87	43	46
Defined benefit plans payments	(206)	(290)	(87)
Change in assets and liabilities
Change in receivables	52	41	(106)
Change in inventories	39	56	(99)
Change in other assets	(20)	(11)	(27)
Change in accounts payable	(77)	(2)	122
Change in advance payments and billings in excess of costs	(21)	(58)	(49)
Change in deferred taxes	130	112	64
Change in other liabilities	(123)	9	(13)
Other, net	1	2	2
Net cash provided by operating activities	310	385	334
Investing activities
Capital expenditures	(78)	(119)	(95)
Proceeds from the sale of assets	9	2	14
Acquisitions, net of cash acquired	(16)	(43)	—
Other, net	2	1	(4)
Net cash used in investing activities	(83)	(159)	(85)
Financing activities
Short-term borrowing under credit facility	—	—	240
Repayments under credit facility	—	—	(240)
Proceeds from the issuance of debt, net	—	—	649
Payment of debt issuance costs	—	—	(6)
Dividend paid	(58)	(77)	(19)
Common stock repurchased	(16)	—	—
Proceeds from the exercise of stock options	23	19	—
Transfers to parent, net	—	—	(775)
Other, net	—	1	4
Net cash used in financing activities	(51)	(57)	(147)
Exchange rate effects on cash and cash equivalents	1	7	(4)
Net change in cash and cash equivalents	177	176	98
Cash and cash equivalents – beginning of year	292	116	18
Cash and cash equivalents – end of year	$469	$292	$116
Supplemental disclosures of cash flow information
Cash paid during the year for
Income taxes (net of refunds received)	$97	$28	$86
Interest	$34	$37	$—

Key Performance Indicators and Non-GAAP Financial Measures

Management reviews key performance indicators including revenue, segment operating income and margins, orders growth, and backlog, among other metrics on a regular basis. In addition, we consider certain additional measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions and debt repayment. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for revenue, operating income, income from continuing operations, or net cash from continuing operations as determined in accordance with GAAP. We consider the following non-GAAP measure, which may not be comparable to similarly titled measures reported by other companies, to be a key performance indicator:

“Adjusted net income” defined as net income, adjusted to exclude items that include, but are not limited to, significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of adjusted net income is provided below.

“segment adjusted operating income” defined as operating income of our two segments, adjusted to exclude items that include, but are not limited to, significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of segment operating income is provided below.

“Free cash flow” defined as GAAP cash provided by operating activities, less capital expenditures plus separation costs. This metric does not include dividend payments.

Exelis Inc.
Non-GAAP Financial Measures - Adjusted Net Income & Adjusted EPS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ million, except per share)	2013	2012	2013	2012
Net Income	79	86	281	330

Separation Costs for the Exelis Mission Systems Spin-off, net of tax	2	-	2	-
Separation Costs for the ITT Spin-off, net of tax	-	4	-	19
Tax-related special items for the ITT Spin-off	5	-	5	-
Adjusted Net Income	86	90	288	349

Net Income per fully diluted share	$0.41	$0.45	$1.46	$1.75
Adjusted Net Income per fully diluted share	$0.44	$0.47	$1.50	$1.85

Weighted Average Shares Outstanding, Diluted	194.2	189.5	192.0	188.6

Exelis Inc.
Non-GAAP Financial Measures - Adjusted Segment Operating Income & Operating Margin

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ million)	2013	2012	2013	2012
Sales	1,239	1,361	4,816	5,522
C4ISR	621	603	2,136	2,487
I&TS	618	758	2,680	3,035

Segment Operating Income, As Reported	142	135	476	561
C4ISR	90	89	218	350
I&TS	52	46	258	211

Separation Costs & Other Special Items	8	7	8	29
C4ISR	4	4	4	16
I&TS	4	3	4	13

Segment Operating Income, Adjusted	150	142	484	590
C4ISR	94	93	222	366
I&TS	56	49	262	224

Segment Operating Margin, As Reported
C4ISR	14.5%	14.8%	10.2%	14.1%
I&TS	8.4%	6.1%	9.6%	7.0%

Segment Operating Margin, Adjusted
C4ISR	15.1%	15.4%	10.4%	14.7%
I&TS	9.1%	6.5%	9.8%	7.4%

Operating Margin, As Reported	11.5%	9.9%	9.9%	10.2%
Operating Margin, Adjusted	12.1%	10.4%	10.0%	10.7%

Exelis Inc.
Free Cash Flow Year-to-Date

	Twelve Months Ending
	December 31,
($ million)	2013	2012
Cash Flow From Operating Activities	310	385

Subtract:
Capital Expenditures	(78)	(119)

Free Cash Flow	232	266

Add:
Separation Costs for the Exelis Mission Systems Spin-off, net of tax	2	-
Separation Costs for the ITT Spin-off, net of tax	-	19
Free Cash Flow, as Adjusted	234	285

Exelis Inc.
Free Cash Flow Quarter-to-Date

	Three Months Ending	Twelve Months Ending	Twelve Months Ending
	December 31,	December 31,	December 31,
($ million)	2013	2013	2013
Cash Flow From Operating Activities	192	310	118

Subtract:
Capital Expenditures	(21)	(78)	(57)

Free Cash Flow	171	232	61

Add:
Separation Costs for the Exelis Mission Systems Spin-off, net of tax	2	2	-
Free Cash Flow, as Adjusted	173	234	61

CONTACT:
Exelis
Investors
Katy Herr, 703-790-6376
Katy.Herr@exelisinc.com
or
Media
B.J. Talley, 703-790-6349
William.Talley@exelisinc.com